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                                                                     EXHIBIT 2.1

                       JULIETTE STOCK PURCHASE AGREEMENT

                                    BETWEEN

                          HORTELA INVESTIMENTOS S.A.,
                                   as Seller

                                      AND

                            PTB INTERNATIONAL, INC.,
                                  as Purchaser


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                           Dated as of March 15, 2001
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                       JULIETTE STOCK PURCHASE AGREEMENT
                       ---------------------------------

JULIETTE STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of March 15, 2001,
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by and between Hortela Investimentos S.A., a Uruguayan corporation (sociedad
                                                                    --------
anonima) (the "Seller") and PTB International, Inc., a Delaware corporation (the
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"Purchaser").
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The Seller and the Purchaser are parties to the Irrevocable Call Option
Agreement, dated as of November 6, 1996 (the "Hortela-PTBI Irrevocable Call
                                              -----------------------------
Option Agreement"), as modified by the Inducement Agreement, dated as of July
----------------
21, 1997, by and among L.T. International Options, Ltd. (predecessor by merger of Juliette (as defined below)), International Disposable Products Investments, Ltd. (predecessor by merger of the Seller), the Seller, the Purchaser and Paragon Trade Brands, Inc. The Seller, the Purchaser and together with other parties have entered into a Framework Agreement, dated as of January 31, 2001 (the "Framework Agreement"). Capitalized expressions used herein without
      -------------------
definition shall have the respective meanings assigned to them in the Framework Agreement. It is a condition to the consummation of the transactions contemplated by the Framework Agreement that the Seller and the Purchaser concurrently enter into, and consummate the Transaction (as defined below) contemplated by, this Agreement.

The Seller is the sole legitimate legal and beneficial owner of 100% of the issued and outstanding shares (the "Juliette Shares") of capital stock of
                                    ---------------
Juliette Research, S.A. ("Juliette"), a Uruguayan corporation (sociedad
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anomina).  Juliette is the beneficial and record owner of an aggregate of 2,941 shares (the "Mabesa Shares"), representing 5% of the issued and outstanding
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shares of capital stock (acciones ordinarias), on a fully-diluted basis, of
                         -------------------
Grupo P.I. Mabe, S.A. de C.V. ("Mabesa"), a Mexican  corporation (sociedad
                                ------                            --------
anonima de capital variable), which Mabesa Shares are fully subscribed and paid
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for and are therefore "acciones liberadas."  The Purchaser wishes to exercise
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its call option to purchase the Juliette Shares under the Hortela-PTBI
Irrevocable Call Option Agreement, and the Seller wishes to sell to the Purchaser the Juliette Shares, upon the terms and subject to the conditions set forth in this Agreement and the Hortela-PTBI Irrevocable Call Option Agreement.

Now, therefore, the parties hereto agree as follows:
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                                   ARTICLE I

                    SALE AND PURCHASE OF THE JULIETTE SHARES
                    ----------------------------------------

          1.1  Sale and Purchase of the Juliette Shares.
               ----------------------------------------

          At the Closing (as defined below), the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements of the parties contained herein, the Juliette Shares, free and clear of any Lien, and in consideration therefor, the Seller shall be entitled to receive from the Purchaser an amount equal to US$14,202,272 (the "Exercise Price"), by wire transfer to an account in New
                    --------------
York, New York, designated therefor by the Seller in a notice to the Purchaser three (3) Business Days prior to the Closing.

          1.2 Deliveries at the Closing.
              -------------------------

              (a) At the Closing, the Seller shall deliver to the Purchaser:

          (i) the stock certificates representing the Juliette Shares (which shall represent 100% of the issued and outstanding shares of capital stock of Juliette, on a fully-diluted basis), duly endorsed in favor of the Purchaser or accompanied by stock powers duly executed, in proper form for transfer to the Purchaser;

          (ii) evidence reasonably satisfactory to the Purchaser of the due authorization and issuance of the Juliette Shares described in item (a)(i) above;

          (iii) evidence reasonably satisfactory to the Purchaser of the registration of the Juliette Shares described in item (i) in the books and registers of Juliette in the name of the Seller, as the sole legitimate legal and beneficial owner thereof;

          (iv) all requisite documentation, executed by the Seller, as the case may be, to give effect to the registration of the Juliette Shares described in item (a)(i) above in the books and registers of Juliette, in the name and for the benefit of the Purchaser.

              (b) At the Closing, the Purchaser shall deliver to the Seller the Exercise Price, subject to the provisions of Section 1.3.

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          1.3 Taxes.
              -----

              (a) The Seller is solely responsible for any transfer, stamp and similar taxes and for any income taxes of the Seller and Juliette, resulting from the consummation, prior to the consummation of the Transaction, of the exercise by Juliette of its option to acquire the Mabesa Shares under the terms and conditions of the Juliette-Marin Stock Purchase and Termination Agreement and the Marin-Juliette Irrevocable Call Option Agreement, and (ii) the Transaction.

              (b) The Purchaser is solely responsible for any income taxes, if any, of the Purchaser resulting from the consummation of the Transaction.

          1.4 Closing; Closing Date.
              ---------------------

          The closing (the "Closing") of the sale and purchase of the Juliette
                            -------
Shares (the "Transaction") shall take place at the offices of Creel, Garcia-
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Cuellar y Muggenburg, S.C., Mexico City, or such other place as the parties may agree, at 10:00 a.m., local time, on the date hereof. The time and date upon which the Closing occurs is herein called the "Closing Date."
                                               ------------

                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

          The Seller represents and warrants to the Purchaser as follows:

          2.1 Organization and Capitalization of Hortela and Juliette.
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              (a) Hortela (i) is a Uruguayan corporation (sociedad anonima) duly
                                                          ----------------
organized, validly existing and in good standing under the laws of Uruguay, and
(ii) has all the requisite corporate power and lawful authority to conduct its business, as it is being conducted on and as of the Closing Date.

              (b) Juliette (i) is a Uruguayan corporation (sociedad anonima)
                                                           ----------------
duly organized, validly existing and in good standing under the laws of Uruguay,
(ii) has all the requisite corporate power and lawful authority to conduct its business, and (iii) is authorized to issue shares of common stock, with a par value (valor nominal) of five U.S. Dollars (U.S.$5.00) per share, of which 50
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shares are issued and outstanding. All of the issued and outstanding shares of common stock of Juliette are duly authorized and validly issued, fully paid and non-assessable. No other class of capital stock or other ownership interests in Juliette is authorized or outstanding.

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              (c) Hortela owns, free and clear of any Lien, exactly 50 shares of
Juliette, representing 100% of the issued and outstanding shares of common stock of Juliette, on a fully-diluted basis. Hortela does not, directly or indirectly, own any interest in any Person other than Juliette.

              (d) Juliette owns, free and clear of any Lien, exactly 2,941 shares of Mabesa, representing 5% of the issued and outstanding shares of common stock of Mabesa, on a fully-diluted basis. Juliette does not, directly or indirectly, own any interest in any Person other than Mabesa.

              (e) Except for this Agreement, the Hortela-PTBI Irrevocable Call Option Agreement (which is being terminated concurrently herewith), the Marin-Juliette Irrevocable Call Option Agreement (which is being terminated concurrently herewith) and the Framework Agreement and after giving effect to the transactions contemplated by the Termination and Release Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from Hortela or Juliette any of the common stock or any other capital stock or any other security of Juliette or Mabesa, and there is no outstanding security of any kind of Hortela or Juliette convertible into any such common or capital stock.

              (f) At the Closing, upon payment to the Seller in accordance with
Section 1.1 and subject to Section 1.3, the Seller will convey to the Purchaser good, valid and marketable title to the Juliette Shares (which represent 100% of the issued and outstanding capital stock of Juliette, on a fully-diluted basis), free and clear of any Lien.

          2.2 Tax Compliance.
              --------------

          Juliette has (x) timely and adequately filed any and all required income tax and other returns and all such tax returns are correct and complete in all material respects, and (y) paid all income and other Taxes owing by it, for all periods ending on or before the date hereof. Juliette has no liability for Taxes, for any period prior to the Closing Date, that is or could become a liability, directly or indirectly, of Mabesa or the Purchaser.

          2.3 Juliette Balance Sheet.
              ----------------------

          The Seller has delivered to PTBI an unaudited balance sheet of Juliette (the "Juliette Balance Sheet") on and as of the Closing Date (the
               ----------------------
"Juliette Balance Sheet Date"), attached as Schedule 2.3 hereto.  The Juliette
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Balance Sheet fairly presents in all respects the assets and liabilities of
Juliette, on and as of such Juliette Balance Sheet Date, in accordance with generally accepted accounting principles in Uruguay, consistently applied. As set forth in the Juliette Balance Sheet, on and as of the Juliette Balance Sheet Date, Juliette does not have any assets or any Financial Liability or any other direct or indirect Liability.

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Since its date of incorporation, Juliette has not declared, set aside or paid any dividend or other distribution (when in cash, securities or property or any combination thereof) in respect of any capital stock of Juliette.

          2.4 Claims.
              ------

          There is no Claim pending, or to the knowledge of Hortela or Juliette threatened, against or affecting Hortela or Juliette, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against or affecting Hortela or Juliette with respect to the transactions contemplated by this Agreement.

          2.5 Special Purpose Companies.
              -------------------------

              (a) Since its date of incorporation, Hortela has not (i) engaged in any activity or business other than (aa) holding the Juliette Shares and (bb) acting as party to, exercising its rights and performing its obligations under this Agreement, the Framework Agreement, the Hortela-PTBI Irrevocable Call Option Agreement and the escrow arrangements related thereto, or (ii) incurred any indebtedness or obligations (including, without limitation, any indebtedness for borrowed money), except for legal fees incurred (and paid prior to the Closing Date) in connection with the foregoing activities.

              (b) Since its date of incorporation, Juliette has not (i) engaged in any activity or business other than (aa) exercising its option to acquire certain shares under the terms and conditions of the Juliette-Marin Stock Purchase and Termination Agreement and the Marin-Juliette Irrevocable Call Option Agreement and (bb) acting as party to, exercising its rights and performing its obligations under this Agreement, the Framework Agreement, the Marin-Juliette Irrevocable Call Option Agreement and the escrow arrangements related thereto, or (ii) incurred any indebtedness or obligations (including, without limitation, any indebtedness for borrowed money).

                                  ARTICLE III

                                 MISCELLANEOUS
                                 -------------

          3.1 Entire Agreement. This Agreement, the Framework Agreement, the
              ----------------
Hortela-PTBI Irrevocable Call Option Agreement, the Termination and Release Agreement and the Indemnification Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings with respect thereto, both written and oral.

          3.2 Amendments and Waiver. Any provision of this Agreement may be
              ---------------------
amended or waived if, and only if, such amendment or waiver is in writing

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and signed, in the case of an amendment by each party hereto, or in the case of a waiver by the party against whom the waiver is to be effective.

          3.3 Successors and Assigns. The provisions of this Agreement shall be
              ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          3.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
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IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS
MADE AND TO BE PERFORMED WITHIN SUCH STATE, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES OF SUCH STATE.

          3.5 Arbitration. Each party to this Agreement hereby irrevocably
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agrees that any dispute, controversy or Claim (a "dispute") arising out of (or
                                                  -------
relating to) this Agreement or any of the transactions contemplated hereby shall first be resolved amicably between the parties, and, if the parties are unable to resolve any such dispute within a period of 30 (thirty) Business Days after notice thereof has been given by one party to the other, the parties agree that the dispute shall be submitted to the then Chief Executive Officers of Paragon and PTBI and Hortela for good faith discussions and resolution and, if the parties are unable to resolve any such dispute within a period of 20 (twenty) Business Days of its submission to such mediation, any remaining dispute between the parties shall be submitted to, and resolved by, final and binding arbitration held in New York, New York, U.S.A. (or in such other city as the parties to the dispute may agree) conducted in accordance with the rules of the International Chamber of Commerce (the "ICC Arbitration") as currently in
                                        ---------------
effect. Any ICC Arbitration in respect of any dispute shall be conducted in English. The parties irrevocably agree that any notice with respect to any ICC Arbitration shall be given to their respective addresses as set forth on
Schedule 9.9 of the Framework Agreement.

          3.6 Headings. The headings in this Agreement are for reference only,
              --------
and shall not affect the interpretation of this Agreement.

          3.7 Counterparts. This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              HORTELA INVESTIMENTOS S.A.


                              By:     /s/ Jeroen Van Zanten
                                 --------------------------
                                 Name:  Jeroen Van Zanten
                                 Title: Director/President


                              PTB INTERNATIONAL, INC.


                              By:     /s/ Michael Riordan
                                 ------------------------
                                 Name:  Michael Riordan
                                 Title: Chairman



Signature page to Juliette Stock Purchase Agreement

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